UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) March 31, 2023

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 31, 2023 the Company filed two new provisional patent applications titled “Adaptive Digital Asset Protection System with Transponder Watermarking, Blockchain Integration, and Real-Time Monitoring” and “Integrated Multilingual Translation System for Digital Assets”. Filing as provisional patents allows for patent pending designations and secured filing dates while allowing ample time for our patent attorney to prepare the final submissions.

The first innovation offers a complete digital asset protection system that embeds and secures digital signatures in a variety of digital assets using a novel transponder-based watermarking technique. This cutting-edge method ensures the validity and integrity of digital assets while enabling safe user sharing and administration.

The second innovation offers a thorough method for incorporating language translations into a variety of digital assets, thereby enabling users of various platforms and devices to access and enjoy multilingual media content. With the aid of cutting-edge algorithms and methodologies, this ground-breaking technology ensures fluid, precise, and contextually appropriate translations for a wide range of media types and applications.

These two new innovations add to the core of our intelligent digital asset initiatives.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: March 31, 2023	By:	/s/ David LaMountain
David LaMountain
CEO

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